LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Nathan M. Needle of Goodwin Procter LLP, signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1) Prepare, execute and file for and on behalf of the undersigned, from time to time a Form ID, including any attached documents (such as Update Passphrase Authentication), to effect the assignment of codes to the undersigned to be used in the transmission of information to the U.S. Securities and Exchange Commission ("SEC") using the EDGAR System; and

(2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form ID and the timely filing of such forms with the SEC.

The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of 3/13/25.

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